Sub-Item 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts:

Amended Schedule A to the Advisory Agreement, amended as of August 19, 2010. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on September 17, 2010 (Accession Number 0001145443-10-002096).